                                                                     Exhibit 4.2

================================================================================

                         AFFILIATED MANAGERS GROUP, INC.

                            (a Delaware corporation)



                            8,000,000 FELINE PRIDES(SM)
                                  consisting of
                            8,000,000 Income PRIDES(SM)



                             UNDERWRITING AGREEMENT







                            Dated: December 18, 2001











================================================================================

                                TABLE OF CONTENTS


                                                                                            PAGE
Section 1.      Representations and Warranties...............................................4

          (a)   Representations and Warranties by the Company................................4
                (1)    Compliance with Registration Requirements.............................4
                (2)    Incorporated Documents................................................4
                (3)    Independent Accountants...............................................5
                (4)    Financial Statements..................................................5
                (5)    No Material Adverse Change in Business................................5
                (6)    Good Standing of the Company..........................................5
                (7)    Good Standing of Corporate Subsidiaries...............................6
                (8)    Capitalization........................................................6
                (9)    Authorization of the Indenture........................................7
                (10)   Authorization of the Purchase Contract Agreement......................7
                (11)   Authorization of the Pledge Agreement.................................7
                (12)   Authorization of Senior Notes.........................................7
                (13)   Authorization of Income PRIDES........................................7
                (14)   Authorization of the Growth PRIDES....................................7
                (15)   Authorization and Description of the Common Stock.....................8
                (16)   Authorization of this Agreement and the Remarketing Agreement.........8
                (17)   Descriptions of the Securities and the Indenture......................8
                (18)   Descriptions of the Operative Agreement...............................8
                (19)   Absence of Defaults and Conflicts.....................................8
                (20)   Absence of Labor Dispute..............................................9
                (21)   Absence of Proceedings................................................9
                (22)   Accuracy of Exhibits..................................................9
                (23)   Possession of Intellectual Property...................................9
                (24)   Absence of Further Requirements.......................................9
                (25)   Possession of Licenses and Permits...................................10
                (26)   Title to Property....................................................10
                (27)   Investment Company Act...............................................10
                (28)   Environmental Laws...................................................10
                (29)   Adviser Activities and Broker-Dealer Business........................11
                (30)   Compliance with Laws.................................................11
                (31)   Registration of Funds................................................12
                (32)   Agreements...........................................................13

          (b)   Officers' Certificates......................................................13

Section 2.      Sale and Delivery to Underwriters; Closing..................................13

          (a)   Initial Securities..........................................................13
          (b)   Option Securities...........................................................13
          (c)   Pledge of Securities........................................................14

                                                                                            PAGE
          (d)   Payment.....................................................................14
          (e)   Denominations; Registration.................................................14

Section 3.      Covenants of the Company....................................................15

          (a)   Compliance with Securities Regulations and Commission Requests..............15
          (b)   Filing of Amendments........................................................15
          (c)   Delivery of Registration Statements.........................................15
          (d)   Delivery of Prospectuses....................................................15
          (e)   Continued Compliance with Securities Laws...................................16
          (f)   Blue Sky Qualifications.....................................................16
          (g)   Use of Proceeds.............................................................16
          (h)   Restriction on Sale of Common Stock.........................................16
          (i)   Reporting Requirements......................................................17
          (j)   Reasonable Inquiries; Information...........................................17
          (k)   Reserve of Common Stock.....................................................17

Section 4.      Payment of Expenses.........................................................17

          (a)   Expenses....................................................................17
          (b)   Termination of Agreement....................................................18

Section 5.      Conditions of Underwriters' Obligations.....................................18

          (a)   Effectiveness of Registration Statement.....................................18
          (b)   Opinions of Counsel for the Company.........................................18
          (c)   Opinion of Counsel for Purchase Contract Agent..............................18
          (d)   Opinion of Counsel for Underwriters.........................................18
          (e)   Officers' Certificate.......................................................19
          (f)   Accountant's Comfort Letters................................................19
          (g)   Ratings.....................................................................19
          (h)   Lock-up Agreements..........................................................19
          (i)   Conditions to Purchase of Option Securities.................................19
          (j)   Additional Documents........................................................20
          (k)   Termination of Agreement....................................................20

Section 6.      Indemnification.............................................................21

          (a)   Indemnification of Underwriters.............................................21
          (b)   Indemnification of the Company, Directors and Officers......................21
          (c)   Actions against Parties; Notification.......................................22
          (d)   Settlement without Consent if Failure to Reimburse..........................22

Section 7.      Contribution................................................................23

                                                                                            PAGE
Section 8.      Termination.................................................................24

          (a)   Underwriting Agreement......................................................24
          (b)   Liabilities.................................................................24

Section 9.      Default by One or More of the Underwriters..................................24

Section 10.     Notices.....................................................................25

Section 11.     Parties.....................................................................25

Section 12.     GOVERNING LAW AND TIME......................................................25

Section 13.     Effect of Headings..........................................................26



SCHEDULE A

SCHEDULE B

SCHEDULE C

EXHIBIT A     Form of Opinion of Goodwin Procter LLP, the counsel to the
              Company, to be delivered pursuant to Section 5(b)


EXHIBIT B Form of Opinion of Emmet, Marvin & Martin, LLP, the counsel to the Purchase Contract Agent, to be delivered pursuant to
              Section 5(c)

                         AFFILIATED MANAGERS GROUP, INC.
                            (a Delaware corporation)


                             8,000,000 FELINE PRIDES

                                  consisting of

                             8,000,000 Income PRIDES


                             UNDERWRITING AGREEMENT


                                                               December 18, 2001

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                        INCORPORATED
         c/o Merrill Lynch & Co.,
         Merrill Lynch Pierce, Fenner & Smith
                           Incorporated
         4 World Financial Center
         New York, New York 10080

Ladies and Gentlemen:

         Affiliated Managers Group, Inc., a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting as representative (the "Representative" or "Merrill Lynch") of the several underwriters listed in Schedule A hereto (the "Underwriters"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 8,000,000 FELINE PRIDES(SM) or the "Initial Securities", which will initially consist of units (referred to as "Income PRIDES(SM)") with a Stated Amount of $25, comprised of (a) a stock purchase contract (the "Purchase Contract") under which the holder will purchase from the Company on November 17, 2004 a number of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") equal to the Settlement Rate as set forth in the Purchase Contract Agreement (as defined below), and (b) $25 principal amount of the Company's 6% Senior Notes due November 17, 2006 (a "Senior Note") issued pursuant to the Indenture, dated as of December 21, 2001 (the "Indenture"), between the Company and First Union National Bank, as trustee (the "Trustee"), and with respect to the grant by the Company to the Underwriters of an option to purchase up to an additional 1,200,000 FELINE PRIDES (the "Option Securities" and, together with the Initial Securities, being referred to herein as the "Securities"). The Senior Notes that will initially constitute a component of the Securities are hereinafter referred to as the "Underlying Notes"). In accordance with the terms of the Purchase Contract Agreement, to be dated as of December 21, 2001, between the Company and First Union National Bank, as purchase contract agent (the "Purchase Contract Agent"), the Underlying Notes will be pledged by the Purchase Contract Agent, on behalf of the holders of the Securities, to First Union

National Bank, as collateral agent (the "Collateral Agent"), pursuant to the Pledge Agreement, to be dated as of December 21, 2001 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent and the Collateral Agent, to secure such holders' obligation to purchase Common Stock under the Purchase Contracts. Under the terms of the Purchase Contract Agreement and Pledge Agreement, holders of Income PRIDES are permitted to substitute certain treasury securities ("Treasury Securities") for the Senior Notes as collateral in order to create "Growth PRIDES(SM)" ("Growth PRIDES"). Growth PRIDES will consist of a unit with a Stated Amount of $25 comprised of
(a) a Purchase Contract and (b) a 1/40th undivided beneficial interest in a zero-coupon U.S. Treasury Security maturing on November 17, 2004. The rights and obligations of (i) a holder of Income PRIDES in respect of Senior Notes, subject to the pledge thereof, and Purchase Contracts, (ii) a holder of Growth PRIDES in respect of a beneficial interest in the Treasury Securities, subject to the pledge thereof, and Purchase Contracts, and (iii) a holder of separately trading Senior Notes resulting from the creation of Growth PRIDES will, in each case, be evidenced by Security Certificates.

         Pursuant to a remarketing agreement (the "Remarketing Agreement") to be dated as of December 21, 2001, among the Company, the Purchase Contract Agent and a nationally recognized investment banking firm chosen by the Company, the Senior Notes may be remarketed, subject to certain terms and conditions.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-74558), for the registration of the Securities and certain other securities described therein under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"). Such registration statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement, in the form in which it became effective, is referred to herein as the "Registration Statement"; and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the form first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the "Prospectus"; provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"), prior to the time the applicable final prospectus and the final prospectus supplement were first furnished to the Underwriters by the Company; provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the "Rule 462(b) Registration Statement"), then, after such filing, all references to "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. For purposes of this Agreement, all references to the Registration Statement, Prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" (or other references of like import) in the Registration Statement or Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement or Prospectus, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement or Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement or Prospectus, after the execution of this Agreement.

         The Remarketing Agreement, the Purchase Contract Agreement, the Pledge Agreement and this Agreement are referred to collectively as the "Operative Agreements."

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.

         Section 1. Representations and Warranties.

         (a) REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company represents and warrants to the Underwriters as of the date hereof, as of the Closing Time and, if applicable, as of each Date of Delivery (as defined below) (in each case, a "Representation Date"), as follows:

               (1) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or such Rule 462(b) Registration Statement) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information with respect to the Registration Statement (or any document incorporated therein by reference pursuant to the 1934
          Act) has been complied with.

               At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto became effective and at each Representation Date, the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, neither the Prospectus nor any amendments and supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto) or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter expressly for use in the Registration

          Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto).

               Each prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and the Prospectus delivered to the Underwriters for use in connection with the offering of the Securities will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (2) INCORPORATED DOCUMENTS. The documents incorporated by reference in the Registration Statement and the Prospectus (the "Incorporated Documents"), at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time (and if any Option Securities are purchased, at the Date of Delivery), did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (3) INDEPENDENT ACCOUNTANTS. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

               (4) FINANCIAL STATEMENTS. The financial statements included in or incorporated into the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, except as stated therein. The supporting schedules incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated in the Incorporated Documents. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited financial statements included in or incorporated by reference in the Registration Statement and the Prospectus.

               (5) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change or prospective material adverse change in the business, management, financial position, stockholders equity or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse

          Effect"), and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               (6) GOOD STANDING OF THE COMPANY. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated by, this Agreement and the Operative Agreements. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

               (7) GOOD STANDING OF SUBSIDIARIES. Each subsidiary of the Company has been duly organized or formed and is validly existing as a corporation, limited partnership, limited liability company, Massachusetts business trust or general partnership, as the case may be, under the laws of its jurisdiction of organization and is in good standing under the laws of its jurisdiction of organization, has power (corporate or otherwise) and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus or in the Incorporated Documents and is duly qualified as a foreign corporation, limited partnership, limited liability company, Massachusetts business trust or general partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Prospectus or in the Incorporated Documents, all of the issued shares of capital stock of each subsidiary of the Company which is a corporation, have been duly authorized and validly issued, and are fully paid and non-assessable, and (except for directors' qualifying shares and as described generally in the Prospectus and in the Incorporated Documents) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect. The partnership interests, membership interests and shares of beneficial interest of each subsidiary of the Company which is a partnership, limited liability company or Massachusetts business trust have been validly issued in accordance with applicable law and the partnership agreement, limited liability agreement or declaration of trust, as applicable, of such subsidiary, and (except as described generally in the Prospectus or in the Incorporated Documents) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except, in the case of each subsidiary of the Company, for liens, encumbrances, equities or claims which individually or in the aggregate would not be material to the Company's ownership of such subsidiary or to the Company's exercise of its rights with respect to such subsidiary; and none of the outstanding shares of capital stock, partnership interests, membership interests or shares of beneficial interests, as the case may be, of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

               (8) CAPITALIZATION. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or in the Incorporated Documents or pursuant to the exercise of convertible securities or options referred to in the Prospectus or in the Incorporated Documents). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

               (9) AUTHORIZATION OF THE INDENTURE. The Indenture has been duly authorized by the Company and, when duly executed and delivered by the Company and the Trustee, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

               (10) AUTHORIZATION OF THE PURCHASE CONTRACT AGREEMENT. The Purchase Contract Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company and assuming due authorization, execution and delivery of the Purchase Contract Agreement by the Purchase Contract Agent, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

               (11) AUTHORIZATION OF THE PLEDGE AGREEMENT. The Pledge Agreement has been duly authorized by the Company and, when duly executed and delivered by the Company and assuming due authorization, execution and delivery of the Pledge Agreement by the Collateral Agent and the Purchase Contract Agent, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

               (12) AUTHORIZATION OF THE SENIOR NOTES. The Senior Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

               (13) AUTHORIZATION OF THE INCOME PRIDES. The Income PRIDES have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when issued and delivered against the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The issuance of the Income PRIDES is not subject to preemptive or other similar rights.

               (14) AUTHORIZATION OF THE GROWTH PRIDES. The Growth PRIDES have been duly authorized and, when duly executed by the Company, issued and delivered against the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

               (15) AUTHORIZATION AND DESCRIPTION OF COMMON STOCK. The Common Stock conforms to all statements relating thereto incorporated by reference in the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same. Upon issuance and delivery of the Securities in accordance with this Agreement and the Indenture, the Securities will be convertible at the option of the holder thereof for shares of Common Stock in accordance with the terms of the Securities and the Indenture; the shares of Common Stock issuable upon conversion of the Securities have been duly authorized and reserved for issuance upon such conversion by all necessary corporate action and such shares, when issued upon such conversion, will be validly issued and will be fully paid and non-assessable; and the issuance of such shares upon such conversion will not be subject to the preemptive or other similar rights of any securityholder of the Company.

               (16) AUTHORIZATION OF THIS AGREEMENT AND THE REMARKETING AGREEMENT. This Agreement and Remarketing Agreement have been duly authorized, and this Agreement has been duly executed and delivered by the Company.

               (17) DESCRIPTIONS OF THE SECURITIES AND THE INDENTURE. The description of the Securities and the Indenture set forth in the Prospectus is correct in all material respects.

               (18) DESCRIPTIONS OF THE OPERATIVE AGREEMENTS. The descriptions of the Operative Agreements, set forth in the Prospectus are correct in all material respects.

               (19) ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or other constituting or organizational document or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject

          (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Indenture, the Securities and each of the Operative Agreements and the consummation of the transactions contemplated herein and in the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds" and the issuance of the shares of Common Stock issuable upon conversion of the Securities) and compliance by the Company with its obligations hereunder, and under the Indenture, the Securities and each of the Operative Agreements, have been duly authorized by all necessary corporate action and do not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws or other constituting or organizational instrument as in effect on the date hereof of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except for any such violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of law which would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

               (20) ABSENCE OF LABOR DISPUTE. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent.

               (21) ABSENCE OF PROCEEDINGS. Except as disclosed in the Registration Statement and the Prospectus or in the Incorporated Documents, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

               (22) ACCURACY OF EXHIBITS. All of the descriptions of contracts or other documents contained or incorporated by reference in the Registration Statement and the Prospectus are accurate and complete descriptions in all material respects of such contracts or other documents.

               (23) POSSESSION OF INTELLECTUAL PROPERTY. The Company and its subsidiaries own or possess the intellectual property necessary to carry on the business now operated by them, and neither the Company nor, to the best of the Company's knowledge, any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any such intellectual property or of any facts or circumstances which would render any such intellectual property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

               (24) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder or under the Indenture or for the entry into the Purchase Contracts underlying the Income PRIDES, in connection with the offering, issuance or sale of the Securities hereunder, the issuance of shares of Common Stock upon conversion of Securities or the consummation of the transactions contemplated by this Agreement, or for the due execution, delivery or performance of the Agreement, the Indenture or the Operative Agreements, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws.

               (25) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except in any such case where the failure to so possess or to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

               (26) TITLE TO PROPERTY. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) would not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus or in the Incorporated Documents, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

               (27) INVESTMENT COMPANY ACT. Neither the Company nor any of its subsidiaries are, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

               (28) ENVIRONMENTAL LAWS. Except as described in the Prospectus or in the Incorporated Documents and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the best knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and (D) to the best knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or the violation of any Environmental Laws.

               (29) ADVISER ACTIVITIES AND BROKER-DEALER BUSINESS. The Company is not required to register as an "investment adviser" or as a "broker-dealer" within the Investment Advisers Act of 1940, as amended (the "Advisers Act") or the 1934 Act, respectively, and the rules and regulations of the Commission promulgated thereunder. The Company is not required to be registered, licensed or qualified as an investment adviser or broker-dealer under the laws requiring any such registration, licensing or qualification in any jurisdiction in which it or its subsidiaries conduct business.

               Each of the subsidiaries has been duly registered as an investment adviser under the Advisers Act, and has been duly registered as a broker-dealer under the 1934 Act, and each such registration is in full force and effect, in each case to the extent such registration is required and with such exceptions as would not reasonably be expected to have a Material Adverse Effect. Each of the subsidiaries is duly registered, licensed or qualified as an investment adviser and broker-dealer under state and local laws where such registration, licensing or qualification is required by such laws and is in compliance with all such laws requiring any such registration, licensing or qualification, in each case with such exceptions, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect.

               (30) COMPLIANCE WITH LAWS. Each of the subsidiaries which is required to be registered as an investment adviser or broker-dealer is and has been in compliance with all applicable laws and governmental rules and regulations, as may be applicable to its investment advisory or broker-dealer business, except to the extent that such non-compliance would not reasonably be expected to result in a Material Adverse Effect and none of such subsidiaries is prohibited by any provision of the Advisers Act or the 1940 Act from acting as an investment adviser. Each subsidiary of the Company which is required to be registered as a broker-dealer is a member in good standing of the National Association of Securities Dealers, Inc. No subsidiary which is required to be registered as an investment adviser or broker-dealer is in default with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any foreign, federal, state, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, or by any self-regulatory authority relating to any aspect of its investment advisory or broker-dealer business, which would need to be disclosed pursuant to Rule 206(4)-4(b) under the Advisers Act, or which is reasonably likely to give rise to an affirmative answer to any of the questions in Item 11, Part 1 of the Form ADV of such registered investment adviser or which is reasonably likely to give rise to an affirmative answer to any of the questions in Item 7 of the Form BD of such broker-dealer.

               (31) REGISTRATION OF FUNDS. Each mutual fund (the "Mutual Funds") has been since inception, is currently and will be immediately after consummation of the transactions contemplated herein, a duly registered investment company in compliance with the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations promulgated thereunder and duly registered or licensed, except where any failure to be duly registered, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. Since their initial offering, shares of each of the Mutual Funds have been duly qualified for sale under the securities laws of each jurisdiction in which they have been sold or offered for sale at such time or times during which such qualification was required, and, if not so qualified, the failure to so qualify would not reasonably be expected to have a Material Adverse Effect. The offering and sale of shares of each of the Mutual Funds have been registered under the 1933 Act during such period or periods for which such registration is required; the related registration statement has become effective under the 1933 Act; no stop order suspending the effectiveness of any such registration statement has been issued and no proceedings for that purpose have been instituted or, to the best knowledge of the Company, are contemplated. The registration statement of each Mutual Fund, together with the amendments and supplements thereto, under the Investment Company Act and the 1933 Act has, at all times when such registration statement was effective, complied in all material respects with the requirements of the Investment Company Act and the Securities Act then in effect and neither such registration statement nor any amendments or supplements thereto contained, at the time and in light of the circumstances in which they were made, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, at the time and in the light of the circumstances under which they were made, not misleading. All shares of each of the Mutual Funds were sold pursuant to an effective registration statement, or pursuant to a valid exemption from registration, and have been duly authorized and are validly issued, fully paid and non-assessable. Each of the Mutual Funds' investments has been made in accordance with its investment policies and restrictions set forth in its registration statement in effect at the time the investments were made and have been held in accordance with its respective investment policies and restrictions, to the extent applicable and in effect at the time such investments were held, except to the extent any failure to comply with such policies and restrictions, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

               (32) AGREEMENTS. The Company is not party to any investment advisory agreement or distribution agreement and is not serving or acting as an investment adviser to any person. Each of the investment advisory agreements to which any of the subsidiaries is a party is a legal and valid obligation of such subsidiary and complies with the applicable requirements of the Advisers Act and the rules and regulations of the Commission thereunder. Each of the investment advisory agreements and distribution agreements between a subsidiary and a Mutual Fund is a legal and valid obligation of such subsidiary and complies with the applicable requirements of the Investment Company Act, and in the case of such distribution agreements, with the applicable requirements of the 1934 Act, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No investment advisory agreement or distribution agreement to which any of the subsidiaries is a party that was either in effect on January 1, 2001 or entered into by a subsidiary since January 1, 2001 has been terminated or expired, except where any such termination or expiration would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of such subsidiaries is in breach or violation of or in default under any such investment advisory agreement or distribution agreement, with such exceptions individually or in the aggregate as would not reasonably be expected to have a Material Adverse Effect. No subsidiary is serving or acting as an investment adviser to any person except pursuant to an agreement to which such subsidiary is a party and which is in full force and effect, other than any agreement the non-existence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The consummation of the transaction contemplated herein will not constitute an "assignment" as such term is defined in the Advisers Act and the 1934 Act.

         (b) OFFICERS' CERTIFICATES. Any certificate signed by any officer of the Company delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

         Section 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

         (a) INITIAL SECURITIES. On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per security set forth in Schedule B, the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter, plus any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

         (b) OPTION SECURITIES. In addition, on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase at their election up to an additional 1,200,000 FELINE PRIDES, consisting solely of Income PRIDES, at the price per Security set forth in Schedule B. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriters to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.

         (c) PLEDGE OF SECURITIES. The Underlying Notes will be pledged with the Collateral Agent to secure the obligations of holders of the Income PRIDES to purchase Common Stock under the Purchase Contracts. Such pledge shall be effected by the transfer to the Collateral Agent of the Underlying Notes at the Closing Time and appropriate Date of Delivery, if any, in accordance with the Pledge Agreement.

         (d) PAYMENT. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Sidley Austin Brown & Wood LLP, 875 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Underwriters for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has severally agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (e) DENOMINATIONS; REGISTRATION. The Securities and certificates for the Initial Securities and Option Securities, if any, shall be in such denominations ($25 or integral multiples thereof) and registered in such names as the Underwriters may request in writing at least one full business day prior to the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and Option Securities, if any, will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         Section 3. COVENANTS OF THE COMPANY. The Company covenants with each Underwriter as follows:

         (a) COMPLIANCE WITH SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company, subject to Section 3(b), will notify the Underwriters immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening (known by the Company) of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as they deem necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, they will promptly file the Prospectus. The Company will make every commercially reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) FILING OF AMENDMENTS. The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will give the Underwriters a reasonable opportunity to comment on any such document prior to such proposed filing or use, as the case may be.

         (c) DELIVERY OF REGISTRATION STATEMENTS. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, signed copies of the

Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (d) DELIVERY OF PROSPECTUSES. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

         (e) CONTINUED COMPLIANCE WITH SECURITIES LAWS. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement and the Prospectus. The Underwriters will notify promptly the Company in writing of the completion of the distribution of Securities. If at any time, prior to delivery of notice by the Underwriters to the Company of the completion of the distribution of the Securities, when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of the Company and its counsel or the opinion of counsel for the Underwriters, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company promptly will prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

         (f) BLUE SKY QUALIFICATIONS. The Company will use its reasonable efforts, in cooperation with the Underwriters, to qualify the Securities and the shares of Common Stock issuable upon conversion of Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities or such shares of Common Stock issuable upon conversion of the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required in connection with the distribution of the Securities.

         (g) USE OF PROCEEDS. The Company will use the net proceeds received by it from the sale of the Securities in the manner indicated in the Prospectus under "Use of Proceeds."

         (h) RESTRICTION ON SALE OF COMMON STOCK. During a period of 60 days after the date of the Prospectus, the Company will not, without the prior written consent of the Representative, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company pursuant to existing options, employee benefit agreements or incentive stock or director stock unit plans or (C) any shares of Common Stock or such other securities issued as consideration for investments in or acquisition of entities involved in the Adviser Activities or other financial services related businesses made by the Company or any subsidiary of the Company.

         (i) REPORTING REQUIREMENTS. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

         (j) REASONABLE INQUIRIES; INFORMATION. In connection with the original distribution of the Securities, the Company agrees that, prior to any offer or resale of the Securities by the Underwriters, the Underwriters and counsel for the Underwriters shall have the right to make reasonable inquiries into the business of the Company and its subsidiaries.

         (k) RESERVE OF COMMON STOCK. The Company will reserve and keep available at all times, free of preemptive or other similar rights and liens and adverse claims, sufficient Common Stock to satisfy any obligations to issue Common Stock upon settlement of the Purchase Contracts and shall make all reasonable efforts to have an effective registration statement available with respect to the Common Stock to be issued pursuant to terms of the Purchase Contract Agreement if such registration statement is required.

         Section 4. PAYMENT OF EXPENSES.

         (a) EXPENSES. The Company will pay all expenses incident to the performance of its obligations under this Agreement, the Purchase Contract Agreement and the Pledge Agreement including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the printing and delivery to the Underwriters of this Agreement, the other Operative Agreements, and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the Securities and any certificates for the Securities, to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Purchase Contract Agent, the Collateral Agent, any depositary and their respective counsel, (v) the qualification of the Securities under state securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, (vi) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Securities, if applicable, and (viii) any fees of the National Association of Securities Dealers, Inc.

         (b) TERMINATION OF AGREEMENT. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         Section 5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Securities pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

         (a) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Securities, the specific method of distribution of the Securities and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) or (5), as applicable.

         (b) OPINION OF COUNSEL FOR THE COMPANY. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Goodwin Procter LLP, counsel for the Company, in form and substance satisfactory to the Underwriters and counsel for the Underwriters, to the effect set forth in Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the Commonwealth of Massachusetts, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of the officers of the Company and certificates of public officials.

         (c) OPINION OF COUNSEL FOR PURCHASE CONTRACT AGENT. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Emmet, Marvin & Martin, LLP, counsel to the Purchase Contract Agent, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit B hereto.

         (d) OPINION OF COUNSEL FOR UNDERWRITERS. At the Closing Time, the Underwriters shall have received the favorable opinion, satisfactory to the Underwriters, dated as of Closing Time, of Sidley Austin Brown & Wood LLP, counsel for the Underwriters. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Underwriters. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

         (e) OFFICERS' CERTIFICATE. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change or prospective material adverse change in the business, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or an Executive Vice President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all of the agreements entered into in connection with the transaction contemplated herein and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officers' knowledge, are threatened by the Commission.

         (f) ACCOUNTANT'S COMFORT LETTER. At Closing Time, the Underwriters shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Prospectus.

         (g) RATINGS. At the Closing Time, the Securities shall be rated at least BBB- by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and the Company shall have delivered to the Underwriters a letter dated the Closing Time, from such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Securities have such rating; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any "nationally recognized statistical rating agency," as that term is defined by the

Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other debt securities.

         (h) LOCK-UP AGREEMENTS. At the date of this Agreement, the Underwriters shall have received an agreement substantially in the form of Exhibit A to Schedule C hereto signed by the persons listed on Schedule C hereto.

         (i) CONDITIONS TO PURCHASE OF OPTION SECURITIES. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

               (1) OFFICERS' CERTIFICATE. A certificate, dated such Date of Delivery, of the President or an Executive Vice President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

               (2) OPINION OF COUNSEL FOR COMPANY. The favorable opinion of Goodwin Procter LLP, counsel for the Company, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

               (3) OPINION OF COUNSEL FOR PURCHASE CONTRACT AGENT. The favorable
          opinion of       , counsel to the Purchase Contract Agent, in form and
          substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(c) hereof.

               (4) OPINION OF COUNSEL FOR UNDERWRITERS. The favorable opinion of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

               (5) BRING-DOWN COMFORT LETTER. A letter from
          PricewaterhouseCoopers LLP, dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

               (6) NO DOWNGRADING. Subsequent to the date of this Agreement, no downgrading shall have occurred in the rating accorded the Securities or of any of the Company's other securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and no such organization shall have publicly announced that it has under surveillance or review its ratings of any of the Company's securities.

         (j) ADDITIONAL DOCUMENTS. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance in the reasonable judgment of the Underwriters and counsel for the Underwriters.

         (k) TERMINATION OF AGREEMENT. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Option Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 6 and 7 shall survive any such termination and remain in full force and effect.

         Section 6. INDEMNIFICATION.

         (a) INDEMNIFICATION OF UNDERWRITERS. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii) and
(iii) below.

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, resulting from any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
          (ii) above;

PROVIDED, HOWEVER, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement or Prospectus (or any amendment or supplement thereto).

         (b) INDEMNIFICATION OF COMPANY, DIRECTORS AND OFFICERS. Each Underwriter agrees to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Prospectus (or any amendment or supplement thereto).

         (c) ACTIONS AGAINST PARTIES; NOTIFICATION. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (d) SETTLEMENT WITHOUT CONSENT IF FAILURE TO REIMBURSE. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

         Section 7. CONTRIBUTION. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total purchase discount received by the Underwriters, in each case as set forth in the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the principal amount of Initial Securities set forth opposite their respective names in Schedule A hereto, and not joint.

         Section 8. TERMINATION.

         (a) UNDERWRITING AGREEMENT. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement or amendment), any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange or if trading generally on the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either federal or New York authorities.

         (b) LIABILITIES. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6 and 7 shall survive such termination and remain in full force and effect.

         Section 9. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time or the relevant Date of Delivery, as the case may be, to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), then the Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Underwriters shall not have completed such arrangements within such 24-hour period, then:

               (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date pursuant to this Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under this Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or

               (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date pursuant to this Agreement, this Agreement (or, with respect to the Underwriters' exercise of the over-allotment option for the purchase of Option Securities on a Date of Delivery after the Closing Time, the obligations of the Underwriters to purchase such Option Securities on such Date of Delivery) shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in (i) a termination of this Agreement or (ii) in the case of a Date of Delivery after the Closing Time, a termination of the obligations of the Underwriters and the Company with respect to the related Option Securities, as the case may be, either the Underwriters or the Company shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

         Section 10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters c/o Merrill Lynch at 4 World Financial Center, New York, New York 10080, attention of Paul A. Pepe, Managing Director; and notices to the Company shall be directed to it at 600 Hale Street, Prides Crossing, MA 01965, attention of Treasurer.

         Section 11. PARTIES. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         Section 12. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         Section 13. EFFECT OF HEADINGS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                           Very truly yours,


                                           AFFILIATED MANAGERS GROUP, INC.


                                           By: /s/ Darell W. Crate
                                              ----------------------------------
                                              Name:  Darell W. Crate
                                              Title: Executive Vice President
                                                     and Chief Financial Officer


CONFIRMED AND ACCEPTED,
as of the date first above written:
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
             INCORPORATED
GOLDMAN, SACHS & CO.
MORGAN STANLEY & CO. INCORPORATED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                     INCORPORATED




By: /s/ Jay C. Horgen
   --------------------------------
       Name:  Jay C. Horgen
       Title: Vice President

       For itself and as Representative for the Underwriters

                                                                      SCHEDULE A


                                                           Number of
                                                            Initial
               Underwriter                                Securities
               -----------                                ----------
Merrill Lynch, Pierce, Fenner & Smith
               Incorporated.......................      4,000,000
Goldman, Sachs & Co...............................      2,000,000
Morgan Stanley & Co. Incorporated.................      2,000,000

               Total..............................      8,000,000
                                                        ============








                                     Sch-A-1

                                                                      SCHEDULE B




                         AFFILIATED MANAGERS GROUP, INC.
                            (a Delaware corporation)

        8,000,000 FELINE PRIDES (Stated Amount of $25 per FELINE PRIDES),

                                  consisting of

                             8,000,000 Income PRIDES
                               each consisting of
             a Purchase Contract of Affiliated Managers Group, Inc.
            requiring the purchase on November 17, 2004 (or earlier)
                               of Common Stock of
                         Affiliated Managers Group, Inc.
                                       and
                           an 6% Senior Notes due 2006
                       of Affiliated Managers Group, Inc.



         1. The initial public offering price per Security, determined as provided in said Section 2, shall be $25 per Security.

         2. The price per Security to be paid by the Underwriter shall be $24.25, being an amount equal to the offering price set forth above less $.75 per Security.












                                     Sch-B-1

                                                                      SCHEDULE C

                          List of persons and entities
                               subject to lock-up

William J. Nutt..................................Chairman and Chief Executive Officer

Sean M. Healey..................................President and Chief Operating Officer

Seth W. Brennan.............................Executive Vice President, New Investments

Darrell W. Crate......Executive Vice President, Chief Financial Officer and Treasurer

Nathaniel Dalton..............Executive Vice President, General Counsel and Secretary

Richard E. Floor.............................................................Director

Stephen J. Lockwood..........................................................Director

Harold J. Meyerman...........................................................Director

Dr. Rita M. Rodriguez........................................................Director

William F. Weld..............................................................Director









                                     Sch-C-1

                                                         Exhibit A to Schedule C


                   [FORM OF LOCK-UP PURSUANT TO SECTION 5(H)]





                                                    December   , 2001
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
4 Word Financial Center
New York, New York  10080

             Re:Proposed Offering of FELINE PRIDES by
                Affiliated Managers Group, Inc.
                ----------------------------------------
Dear Sirs:

         The undersigned, a stockholder [and an officer and/or director] of Affiliated Managers Group, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement') with the Company providing for the offering of 8,000,000 FELINE PRIDES (the "Securities"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Merrill Lynch that, during a period of 60 days from the date of the final offering memorandum relating to the offer and sale of the Securities, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of or transfer any shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any


                                     Sch-C-2
other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or any securities convertible into or exchangeable for Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                                Very truly yours,



                                                Signature:  ___________________

                                                Print Name:____________________















                                     Sch-C-3

                                                                       EXHIBIT A


                     FORM OF OPINION OF GOODWIN PROCTER LLP,
                            COUNSEL FOR THE COMPANY,
                    TO BE DELIVERED PURSUANT TO SECTION 5(b)

                                                                       EXHIBIT B


                              FORM OF OPINION OF ,
                    COUNSEL FOR THE PURCHASE CONTRACT AGENT,
                    TO BE DELIVERED PURSUANT TO SECTION 5(c)


         (i) is duly incorporated and is validly existing as a national banking association with trust powers under the laws of the United States with all necessary power and authority to execute, deliver and perform its obligations under the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement;

         (ii) The execution, delivery and performance by the Purchase Contract Agent of the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement, and the authentication and delivery of the Securities have been duly authorized by all necessary action on the part of the Purchase Contract Agent. The Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement have been duly executed and delivered by the Purchase Contract Agent, and constitute the legal, valid and binding obligations of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding at law or in equity);

         (iii) The execution, delivery and performance of the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement by the Purchase Contract Agent does not conflict with or constitute a breach of the charter or by-laws of the Purchase Contract Agent; and

         (iv) No consent, approval or authorization of, or registration with or notice to, any Illinois or federal governmental authority or agency is required for the execution, delivery or performance by the Purchase Contract Agent of the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement.





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